Exhibit 99.1

Unaudited Pro Forma Condensed Combined Financial Information

Introduction

Effective as of February 29, 2024 (“Closing Date”), BigBear.ai Holdings, Inc. (“BigBear.ai” or the “Company”) entered into an agreement and plan of mergers (the “Merger Agreement”) with Pangiam Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub”), Pangiam Purchaser, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“Pangiam Purchaser”), Pangiam Ultimate Holdings, LLC, a Delaware limited liability company (“Pangiam” the “Seller”), and Pangiam Intermediate Holdings, LLC, a Delaware limited liability company (“Pangiam Intermediate”), pursuant to which, among other matters, (i) Merger Sub merged with and into Pangiam Intermediate, with Merger Sub ceasing to exist and Pangiam Intermediate surviving as a wholly-owned subsidiary of the Company (the “First Merger”), and (ii) immediately following the First Merger, Pangiam Intermediate merged with and into Pangiam Purchaser, with Pangiam Intermediate ceasing to exist and Pangiam Purchaser continuing as a wholly-owned subsidiary of the Company (the “Second Merger”, together with the First Merger, the “Merger”). AE Industrial Partners, LP (“AEIP”) and certain of its affiliates beneficially own a majority of both BigBear.ai and the Seller, but management has determined that the Merger is not a common control transaction. BigBear.ai’s consolidated statement of operations for the nine months ended September 30, 2024 includes the consolidated results of Pangiam from March 1, 2024.

The unaudited pro forma condensed combined financial information, which is derived from BigBear.ai’s historical consolidated financial statements as included in the filing on Form 10-K and Form 10-Q for the year ended December 31, 2023 and nine months ended September 30, 2024, respectively, which are incorporated by reference, and Pangiam’s historical consolidated financial statements for the year ended December 31, 2023, as included within the 8-K, dated March 27, 2024, which read in conjuction with, is presented as follows:

•

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, was prepared based on (i) consolidated statement of operations of BigBear.ai for the year ended December 31, 2023, and (ii) consolidated statement of operations of Pangiam for the year ended December 31, 2023.

•

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024, was prepared based on (i) consolidated statement of operations of BigBear.ai for the nine months ended September 30, 2024, and (ii) consolidated statement of operations of Pangiam for the two months ended February 29, 2024.

An unaudited pro forma balance sheet as of September 30, 2024 has not been presented as the acquisition of Pangiam is reflected in BigBear.ai’s historical balance sheet as of September 30, 2024, included in the filing on Form 10-Q for the nine months September 30, 2024, which is incorporated by reference.

Unaudited pro forma condensed combined financial information were adjusted to give pro forma effect to events which are necessary to account for the Merger, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances.

The Merger was treated as a business combination under Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with BigBear.ai as the accounting acquirer and Pangiam as the accounting acquiree for accounting purposes in accordance with ASC 805. Under this method of accounting, the total consideration was allocated to Pangiam assets acquired and liabilities assumed based upon their estimated fair values at the Merger closing date. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed was recorded as goodwill.

The unaudited pro forma condensed combined financial information and related notes are provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Merger been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein.

The following unaudited pro forma condensed combined financial information gives effect to the Merger, which includes adjustments for the following:

•	Certain reclassification to conform Pangiam historical financial statement presentation to BigBear’s presentation; and

•	Application of the acquisition method of accounting under the provisions of ASC 805 and to reflect consideration of $210.8 million.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2023

(USD in thousands, except share and per share data)

	BigBear.ai Holdings, Inc. (Historical)	Pangiam Ultimate Holding, LLC (After Reclassifications) (Note 2)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined for Transaction Accounting Adjustments
Revenue	$155,164	$40,649	—		$195,813
Cost of revenues	114,563	27,669	—		142,232

Gross Margin	40,601	12,980	—		53,581
Operating expenses
Selling, general and administrative	71,057	19,471	9	AA	90,537
Research and development	5,035	9,820	—		14,855
Restructuring charges	822	—	—		822
Transaction expenses	2,721	3,784	—		6,505

Operating loss	(39,034)	(20,095)	(9)		(59,138)
Interest expenses	14,200	6,451	(6,451)	BB	14,200
Net increase (decrease) in fair value of derivatives	7,424	—	—		7,424
Other (income) expenses	(393)	—	—		(393)

Loss before taxes	(60,265)	(26,546)	6,442		(80,369)
Income tax expense (benefit)	101	164	1,353	CC	1,618

Net loss	$(60,366)	$(26,710)	$5,089		$(81,987)

Weighted- average shares outstanding	149,234,917		63,982,145		213,217,062
Earnings (loss) per share
Basic and diluted	$(0.40)				$(0.38)

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2024

(USD in thousands, except share and per share data)

	BigBear.ai Holdings, Inc. (Historical)	Pangiam Ultimate Holding, LLC (After Reclassifications) (Note 2)	Transaction Accounting Adjustments (Note 3)	Notes	Pro Forma Combined for Transaction Accounting Adjustments
Revenue	$114,409	$6,361	—		$120,770
Cost of revenues	85,594	4,686	—		90,280

Gross Margin	28,815	1,675	—		30,490
Operating expenses
Selling, general and administrative	57,797	3,216	2	AA	61,015
Research and development	8,529	1,421	—		9,950
Restructuring charges	1,317	—	—		1,317
Transaction expenses	1,450	2,730	—		4,180
Goodwill impairment	85,000	—	—		85,000

Operating loss	(125,278)	(5,692)	(2)		(130,972)
Interest expenses	10,647	1,201	(1,201)	BB	10,647
Net increase (decrease) in fair value of derivatives	14,832	—	—		14,832
Other (income) expenses	(1,719)	(3)	—		(1,722)

Loss before taxes	(149,038)	(6,890)	1,199		(154,729)
Income tax expense (benefit)	22	—	252	CC	274

Net loss	$(149,060)	$(6,890)	$947		$(155,003)

Weighted- average shares outstanding	227,900,950		14,739,663		242,640,613
Earnings (loss) per share
Basic and diluted	$(0.65)				$(0.64)

See accompanying notes to unaudited pro forma condensed combined financial information.

Note 1. Notes To Unaudited Pro Forma Condensed Combined Financial Information

Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information.

Both BigBear.ai and Pangiam historical financial statements were prepared in accordance with US GAAP and presented in U.S. dollars.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with BigBear.ai assumed as the accounting acquirer and based on the historical consolidated financial statements of BigBear.ai and Pangiam. Under ASC 805, assets acquired, and liabilities assumed in a business combination are recognized and measured at their assumed merger closing date fair value, while transaction costs associated with a business combination are expensed as incurred. The excess of merger consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024, and the year ended December 31, 2023 give effect to the Merger as if it occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Transaction and integration costs that may be incurred. The pro forma adjustments represent BigBear.ai best estimates and are based upon currently available information and certain assumptions that BigBear.ai believes are reasonable under the circumstances. BigBear.ai is not aware of any material transactions between BigBear.ai and Pangiam during the period presented. Accordingly, adjustments to eliminate transactions between BigBear.ai and Pangiam have not been reflected in the unaudited pro forma condensed consolidated financial information.

Note 2. Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, management performed an analysis of Pangiam’s financial information to identify differences in accounting policies compared to those of BigBear.ai, and differences in financial statement presentation compared to the presentation of BigBear.ai.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the year ended December 31, 2023

(in thousands, except per share amounts)

BigBear.ai Holdings, Inc. (Historical)	Pangiam Ultimate Holding, LLC (Historical)	Historical	Reclassification Adjustments	Notes	Pangiam Ultimate Holding, LLC (After Reclassification)
Revenue	Revenue	40,649	—		40,649
Cost of revenues	Cost of revenue	27,669	—		27,669
Gross margin		12,980	—		12,980
Operating expenses:
Selling, general and administrative	Selling, general and administrative	17,056	2,415	(a)	19,471
	Depreciation and amortization	2,415	(2,415)	(a)	—
Research and development	Research and development	9,820	—		9,820
Restructuring charges		—	—		—

Transaction expenses	Transaction expenses	3,784		3,784
Goodwill impairment		—	—	—
Operating loss		(20,095)		(20,095)
Interest expenses	Interest expenses, net	6,451	—	6,451
Net increase (decrease) in fair value of derivatives		—	—	—
Other (income) expenses		—	—	—
Loss before taxes		(26,546)	—	(26,546)
Income tax expense (benefit)	Income tax (expense) benefit	164	—	164
Net loss		(26,710)	—	(26,710)

Unaudited Pro Forma Condensed Combined Statements of Operations

For the two months ended February 29, 2024

(in thousands, except per share amounts)

BigBear.ai Holdings, Inc. (Historical)	Pangiam Ultimate Holding, LLC (Historical)	Historical	Reclassification Adjustments	Notes		Pangiam Ultimate Holding, LLC (After Reclassification)
Revenue	Revenue	6,361	—			6,361
Cost of revenues	Cost of revenue	4,686	—			4,686
Gross margin		1,675	—			1,675
Operating expenses:
Selling, general and administrative	Selling, general and administrative	2,607	609	(a	)	3,216
	Depreciation and amortization	609	(609)	(a	)	—
Research and development	Research and development	1,421	—			1,421
Restructuring charges		—	—			—
Transaction expenses	Transaction expenses	2,730	—			2,730
Goodwill impairment		—	—			—
Operating loss		(5,692)	—			(5,692)
Interest expenses	Interest expenses, net	1,201	—			1,201
Net increase (decrease) in fair value of derivatives		—	—			—
Other (income) expenses		(3)				(3)
Loss before taxes		6,890	—			6,890
Income tax expense (benefit)	Income tax (expense) benefit	—	—			—
Net loss		6,890	—			6,890

(a)	Reclassification of depreciation and amortization to selling, general and administrative.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

AA. Represents the pro forma adjustment to record amortization expense of $9 thousand for the year ended December 31, 2023 and $2 thousand for the two months ended February 29, 2024, respectively, based on the fair value of identified intangible assets less historical amortization expense for the periods associated with the historical intangible assets.

(In thousands, except useful lives)	Useful Life (Average)	Fair Value	Amortization Expense for the Year December 31, 2023	Amortization Expense for the two months ended February 29, 2024
Technology and software	7	14,835	2,119	353
Customer relationships	20	21,670	1,084	181
Tradenames	5	1,560	313	52

Total identifiable intangible assets		38,065	3,516	586
Less: Historical amortization expense			3,507	584

Pro forma adjustment for incremental amortization expense			9	2

BB. Reflects the reversal of interest expenses on existing debt for the year ended December 31, 2023, and two months ended February 29, 2024, respectively. The existing debt was settled at close of the Merger.

CC. Reflects estimated income tax impact effect related to the pre-tax pro forma adjustments to the statement of operations. The tax-related adjustments are based on an estimated tax rate of 21%.

Note 4. Loss Per Share

The following tables set forth the computation of pro forma basic and diluted loss per share for the year ended December 31, 2023 and nine months ended September 30, 2024, respectively.

(In thousands, except share and per share data)	For the year ended December 31, 2023	For the nine months ended September 30, 2024
Numerator:
Pro forma net loss attributable to common stockholders	(81,987)	(155,003)
Denominator:
Historical weighted average common shares outstanding- basic and diluted	149,234,917	227,900,950
Pro forma adjustment for shares issued	63,982,145	14,739,663
Weighted average common share outstanding - basic and diluted	213,217,062	242,640,613
Pro forma net loss per share:
Basic and diluted	$(0.38)	$(0.64)